UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2012
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 13, 2012, the Company’s Board of Directors approved an amendment to Section Article II, Section 3 of the Company’s by-laws.  As so amended, the section reads:  “All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts, unless a different place within Massachusetts or elsewhere within the United States is designated by the Board of Directors; provided, however, that special meetings called upon stockholders’ applications shall be held in the same county as the principal office of the corporation, unless some other meeting place in Massachusetts specified in the application shall be approved by the Directors.  Any adjourned session of any meeting of the stockholders shall be held at such place with Massachusetts or elsewhere within the United States as is designated in the vote of adjournment.”  The prior by-law did not by its terms limit the location of meetings to the United States, nor did it address adjournment.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.2    Bylaws, as amended December 13, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:  __ /s/ Gary W. Levine
Name:   Gary W.Levine
Title:     Secretary

Dated: December 19, 2012